UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 30, 2010

Commission file number    000-53236

SILVER HILL MINES, INC.

(Name of Small Business Issuer in its Charter)

NEVADA	91-1257351
(State of Incorporation)	(IRS Employer identification No.)

3565 Las Vegas Blvd, Ste. 723, Las Vegas, NV	89109
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number, (305) 829 0202

2802 South Man O’War, Veradale, WA  99037

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of December 30, 2010, both Mr. Steve Bergstrom and Mr. Eric Wilson resigned from their positions in our Company as part of the arrangement under the aforementioned transaction outlined in Form 8-K filed by the Company on December 29, 2010.  Mr. Bergstrom resigned as Director, President, Treasurer, and Secretary.  Mr. Wilson resigned as Director.  Ms. Lisa Logan, the current Secretary and Director of the Company, was placed as President and Treasurer.

From January 2010 to present, Ms. Logan is the Vice President, Secretary, and Director of Selva Resources Corp, where she oversees the day-to-day operations and administrative duties, communicating with Selva Resources advisors, managing the transfer agent account, communicating with financiers and legal advisors.  She coordinates accounting and accounts payables and communicates regularly with Selva Resources contacts in Peru.  Prior to her position at Selva Resources, Ms. Logan was a consultant for Logan Financial Enterprises, LLC since 2006.  From 1991 to 1998, Ms. Logan was assistant to the vice president of hotel operations of Celebrity Cruises, and from 1998 to 2004, she was supervisor of guest information where she supervised 100 employees.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

10.1

Board Resolution appointing Lisa Logan to Company positions, dated December 30, 2010

17.1

Resignation of Steve Bergstrom, dated December 30, 2010

17.2

Resignation of Eric Wilson, dated December 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silver Hill Mines, Inc. (Registrant)

Date: January 06, 2011

/s/ Lisa Logan

Lisa Logan, Secretary